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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549



                                  FORM 8-K



                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)    May 20, 1996
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                            OnTrak Systems, Inc.
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           (Exact Name of Registrant as Specified in its Charter)


                                 California
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               (State or Other Jurisdiction of Incorporation)


        0-26222                                           77-0074302
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(Commission File Number)                    (I.R.S. Employer Identification No.)



                   1010 Rincon Circle, San Jose, CA  95131
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                  (Address of Principal Executive Offices)


                               (408) 577-1010
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            (Registrant's Telephone Number, Including Area Code)



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        (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

       On May 20, 1996, OnTrak Systems, Inc. (the "Company") announced that James W. Bagley has agreed to join the Company as Chairman of the Board and Chief Executive Officer, effective June 1, 1996. Mr. Bagley will replace the Company's founder and Chief Executive Officer Kenneth J. Smith, who is resigning to pursue other interests, but will remain on the Board of Directors.

Mr. Bagley is currently vice chairman of Applied Materials, Inc. Mr. Bagley joined Applied Materials in 1981 as senior vice president, and became president and chief operating officer in 1987 and vice chairman and chief operating officer in 1994. Prior to joining Applied Materials, Mr. Bagley spent 15 years at Texas Instruments in a variety of technical and senior management roles. In 1979, he was elected a corporate officer of Texas Instruments while heading the Automation Systems Division. Mr. Bagley received both bachelor's and master's degrees in electrical engineering from Mississippi State University. Mr. Bagley currently serves on the boards of directors of Kulicke and Soffa Industries, Teradyne and Tencor Instruments.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       Exhibits:

       Exhibit 10.39   --  Employment Agreement dated May 17, 1996 between the
                           Company and James W. Bagley.


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                                       SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ONTRAK SYSTEMS, INC.


                                  By:        /s/ PATRICK C. O'CONNOR
                                      ------------------------------------------
                                      Patrick C. O'Connor
                                      Vice President and Chief Financial Officer

Dated:  May 23, 1996


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